Exhibit 99.1




   [logo] State Financial Services Corporation
   10708 West Janesville Road
   Hales Corners, Wisconsin  53130


               SPECIAL MEETING OF SHAREHOLDERS - November 5, 1998


             The undersigned appoints Michael J. Falbo and Michael A. Reindl, or either of them, attorneys and proxies, with the power of substitution to vote all shares of common stock of State Financial Services Corporation held of record in the name of the undersigned at the close of business on September 11, 1998, at the Special Meeting of Shareholders of State Financial Services Corporation to be held at Tuckaway Country Club, 6901 West Drexel Avenue, Franklin, Wisconsin on November 5, 1998, at 2:00 P.M., and at all adjournments or postponements thereof, upon all matters that properly come before the meeting, including the matters described in the Notice of Special Meeting of Shareholders dated October 7, 1998 and accompanying Joint Proxy Statement/Prospectus, subject to any directions indicated on the reverse side of this card.


         This Proxy is solicited on behalf of the Board of Directors of
                      State Financial Services Corporation
      If no choice is specified, the proxies shall vote FOR the proposals.



            (continued and to be signed and dated on the other side)

   ..........................................................................

                                   PROXY CARD


    Indicate your vote by an (x) in the appropriate boxes.


    1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER BETWEEN STATE FINANCIAL SERVICES CORPORATION ("SFSC") AND HOME BANCORP OF ELGIN, INC. ("HBE"), DATED AS OF JUNE 1, 1998, WHICH PROVIDES, AMONG OTHER THINGS, FOR THE MERGER OF HBE WITH AND INTO SFSC, and related transactions

         For                    Against                Abstain

         [_]                      [_]                    [_]

    2. PROPOSAL TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF SFSC increasing the number of shares of authorized common stock to 25,000,000

         For                    Against                Abstain

         [_]                      [_]                    [_]

    3. PROPOSAL to authorize the Board of Directors, in its discretion, to direct the vote of proxies upon such other business as may properly come before the Special Meeting, and any adjournment or postponement thereof, including, without limitation, a motion to adjourn the Special Meeting.

         For                    Against                Abstain

         [_]                      [_]                    [_]


    Please sign and date your name(s) exactly as shown above and mail promptly in the enclosed envelope.



    ________________________________DATED:________________


    ________________________________DATED:________________
         Signature(s)



              IMPORTANT: When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. In the case of JOINT HOLDERS, all should sign.

                     Please FOLD here and DETACH Proxy Card
   ..........................................................................

   To All State Financial Services Corporation Shareholders:

   You are invited to attend the Special Meeting of Shareholders on November 5, 1998, at 2:00 P.M. at Tuckaway Country Club, 6901 West Drexel Avenue, Franklin, Wisconsin.

   Above is your State Financial Services Corporation Proxy Card. Please read both sides of the Proxy Card, note your election, sign and date it. Detach and return it promptly in the self-addressed enclosed envelope. We encourage you to vote your shares. This will help avoid any expenses associated with follow-up letters to shareholders who have not responded.